As filed with the Securities and Exchange Commission on November 10, 2021
 Registration No. 333-258322

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEMETIS, INC.
(Exact name of registrant as specified in its charter)
Delaware	26-1407544
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric McAfee
Chief Executive Officer
Aemetis, Inc.
20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Chris Forrester
Shearman & Sterling LLP
1460 El Camino Real, Second Floor
Menlo Park, CA 94025
(650) 838-3600

 Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.          ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEES

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

No additional securities are to be registered and registration fees were paid upon the filing of the original Registration Statement No. 333-258322. Therefore, no further registration fee is required.	N/A	N/A	N/A	N/A

EXPLANATORY NOTE

This Post-Effective Amendment to Registration Statement No. 333-258322 on Form S-3 (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Aemetis, Inc., a Delaware corporation ("Aemetis-DE" or the “Company”), which is the successor to Aemetis, Inc., a Nevada corporation ("Aemetis-NV"), following a reincorporation. The reincorporation was effected by a plan of conversion, which provided that the Company: (1) file with the Secretary of State of the State of Nevada articles of conversion, and (2) file with the Secretary of State of the State of Delaware (i) a certificate of conversion, (ii) a certificate of incorporation and (iii) a certificate of designation for the Company’s Series B Preferred Stock.

Following the reincorporation, all of the rights, privileges and powers of Aemetis-NV, all property owned by Aemetis-NV, all debts due to Aemetis-NV and all other causes of action belonging to Aemetis-NV immediately prior to the reincorporation remain vested in Aemetis-DE. In addition, by virtue of the reincorporation, all debts, liabilities and duties of Aemetis-NV immediately prior to the reincorporation remain attached to Aemetis-DE following the reincorporation. Aemetis-DE remains the same entity following the reincorporation, and the reincorporation has not effected any change in the Company’s business, management or operations or the location of principal executive offices.

Following the reincorporation, (i) all issued and outstanding shares of common stock of Aemetis-NV were automatically converted into issued and outstanding shares of common stock of Aemetis-DE, without any action on the part of the Company’s stockholders, (ii) all issued and outstanding shares of Series B Preferred Stock of Aemetis-NV were automatically converted into issued and outstanding shares of Series B Preferred Stock of Aemetis-DE on substantially identical terms, including conversion into common stock of Aemetis-DE and (iii) each outstanding option or warrant to purchase a share of Aemetis-NV common stock or Aemetis-NV preferred stock (collectively, the “Aemetis-NV stock”), and other equity awards relating to Aemetis-NV stock, was deemed to constitute an option or warrant to purchase one share of common stock, preferred stock or equity award, as applicable, of Aemetis-DE at an exercise price per full share equal to the stated exercise price or other terms or provisions of the option, warrant or equity award. Additionally, each outstanding unit comprised of Aemetis-NV stock, warrants or rights related to Aemetis-NV stock was deemed to be comprised of corresponding Aemetis-DE common stock or Aemetis-DE preferred stock, warrants or other rights, as applicable.

In accordance with Rule 414(d) of the Securities Act, Aemetis-DE, as successor issuer to Aemetis-NV, hereby expressly adopts the Registration Statement as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Directors and Officers

Article 7 of the Company’s Certificate of Incorporation authorizes the Company to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law. Article 7 also requires indemnification of present and past directors, as well as any person who, while a director, also was serving at the request of the Company as an officer, employee or agent of the Company or as a director, officer, employee or agent of another entity (each, an "Indemnitee"), who was or is made a party, or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), because such Indemnitee is or was a director of the Company. Article 7 of the Certificate of Incorporation also requires the Company, to the fullest extent permitted by law, to indemnify and advance expenses to any Indemnitee made or threatened to be made a party to any Proceeding, by reason of the fact that he or she is or was a director or officer of the Company or any predecessor of the Company, or, while serving as a director or officer of the Company, serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor to the Company.

Article 7 of the Certificate of Incorporation also authorizes the Company, to the fullest extent permitted by law, to indemnify and advance expenses to any person made or threatened to be made a party to a Proceeding, by reason of the fact that he or she is or was an employee or agent of the Company or any predecessor of the Company, or serves or served at any other enterprise as an employee or agent at the request of the Company or any predecessor to the Company.

As permitted by the Delaware General Corporation Law, the Company’s Bylaws authorize the Company to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any Proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, no advance shall be made by the Company to an officer of the Company in any Proceeding, if a determination is reasonably and promptly made by a majority vote of disinterested directors that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

The Company is authorized under the Delaware General Corporation Law to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Registrant has the authority to indemnify him or her against such liability and expenses.

Item 16. Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Incorporation of Aemetis, Inc.	8-K	001-36475	3.1	November 2, 2021

3.2	By-laws of Aemetis, Inc.	8-K	001-36475	3.3	November 2, 2021

3.3	Plan of Conversion	8-K	001-36475	99.1	November 2, 2021

3.4	Articles of Conversion of Aemetis, Inc.	8-K	001-36475	99.2	November 2, 2021

3.5	Certificate of Conversion of Aemetis, Inc.	8-K	001-36475	99.3	November 2, 2021

3.6	Certificate of Designation of Series B Preferred Stock of Aemetis, Inc.	8-K	001-36475	3.2	November 2, 2021

5.1	Opinion of Shearman & Sterling LLP					X

23.1	Consent of RSM US LLP					X

23.2	Consent of Shearman & Sterling LLP (See Exhibit 5.1)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and 1(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on November 10, 2021.

AEMETIS, INC.

By:	/s/ Eric McAfee
Name:	Eric McAfee
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Eric McAfee	Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2021
Eric McAfee
/s/ Todd Waltz	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	November 10, 2021
Todd Waltz
*	Director	November 10, 2021
Fran Barton
*	Director	November 10, 2021
John Block
*	Director	November 10, 2021
Naomi Boness
*	Director	November 10, 2021
Lydia I. Beebe

* By: /s/ Todd Waltz
Todd Waltz Attorney-in-fact